Exhibit 99.1

Vroom Reports Strong Third Quarter 2021 Results

Vroom Delivers Record Ecommerce Units and Gross Profit

Ecommerce Unit Sales Up 123% YoY

Ecommerce Gross Profit Up 161% YoY

NEW YORK – November 9, 2021 – Vroom, Inc. (Nasdaq:VRM), a leading ecommerce platform for buying and selling used vehicles, today announced financial results for the third quarter ended September 30, 2021 (“Q3 2021”).

HIGHLIGHTS OF THIRD QUARTER 2021

•
19,683 ecommerce units sold, up 123% YoY

•
Ecommerce revenue of $701.7 million, up 216% YoY

•
Ecommerce gross profit of $50.4 million, up 161% YoY

•
Vroom enters into definitive agreement to acquire United Auto Credit Corporation ("UACC")

•
Vroom appoints new Chief Financial Officer

Paul Hennessy, Chief Executive Officer of Vroom, commented:

“Vroom had yet another strong quarter that continued the momentum that has been building all year. By executing well across our organization, we delivered triple digit year-over-year growth in both ecommerce units and gross profit, as well as improvement in unit economics. We also continued to optimize our mix of inventory sources throughout the quarter, with approximately 81% of our retail inventory sold sourced from consumers, enabling us to scale our inventory while maintaining strong unit economics. Looking ahead, we intend to continue to focus on strong execution and maintain the momentum in our business to drive continued growth in unit sales and on improving unit economics. We also are excited to move forward with our acquisition of United Auto Credit Corporation, which will accelerate our strategic objective to establish a captive financing arm.”

THIRD QUARTER 2021 FINANCIAL DISCUSSION

All financial comparisons are on a year-over-year basis unless otherwise noted.

Ecommerce Results

	Three Months Ended September 30,				Nine Months Ended September 30,
	2021	2020	Change	% Change	2021	2020	Change	% Change

	(in thousands, except unit data and average days to sale)				(in thousands, except unit data and average days to sale)
Ecommerce units sold	19,683	8,823	10,860	123.1%	53,455	23,466	29,989	127.8%
Ecommerce revenue:
Vehicle revenue	$677,170	$213,943	$463,227	216.5%	$1,644,494	$610,008	$1,034,486	169.6%
Product revenue	24,508	7,818	16,690	213.5%	59,155	20,493	38,662	188.7%
Total ecommerce revenue	$701,678	$221,761	$479,917	216.4%	$1,703,649	$630,501	$1,073,148	170.2%
Ecommerce gross profit:
Vehicle gross profit	$25,875	$11,486	$14,389	125.3%	$72,704	$20,296	$52,408	258.2%
Product gross profit	24,508	7,818	16,690	213.5%	59,155	20,493	38,662	188.7%
Total ecommerce gross profit	$50,383	$19,304	$31,079	161.0%	$131,859	$40,789	$91,070	223.3%
Average vehicle selling price per ecommerce unit	$34,404	$24,248	$10,156	41.9%	$30,764	$25,995	$4,769	18.3%
Gross profit per ecommerce unit:
Vehicle gross profit per ecommerce unit	$1,315	$1,302	$13	1.0%	$1,360	$865	$495	57.2%
Product gross profit per ecommerce unit	1,245	886	359	40.5%	1,107	873	234	26.8%
Total gross profit per ecommerce unit	$2,560	$2,188	$372	17.0%	$2,467	$1,738	$729	41.9%
Ecommerce average days to sale	68	52	16	30.8%	73	62	11	17.7%

Ecommerce Units

Ecommerce units sold increased 123.1% to 19,683 driven by higher inventory levels, strong national brand recognition driven by our national advertising campaign and increased marketing spend, and increased demand due to growing consumer acceptance of our business model. The increase was also attributable to strong market demand generally for used vehicles, caused in part by the shortage of microchips and delays in new car manufacturing. Average monthly unique visitors to our platform increased 140.9% to 2,236,168.

Ecommerce Revenue

Ecommerce revenue increased 216.4% to $701.7 million.

•
Ecommerce Vehicle revenue increased 216.5% to $677.2 million. The increase in ecommerce Vehicle revenue was primarily attributable to the increase in ecommerce units sold as well as an increase in the average selling price per unit, which increased from $24,248 to $34,404, primarily attributable to market appreciation.

•
Ecommerce Product revenue increased 213.5% to $24.5 million. The increase in ecommerce Product revenue was primarily attributable to the increase in ecommerce units sold as well as an increase in ecommerce Product revenue per unit, which increased from $886 to $1,245 per unit.

Ecommerce Gross Profit

Ecommerce gross profit increased 161.0% to $50.4 million.

•
Ecommerce Vehicle gross profit increased 125.3% to $25.9 million. The increase in ecommerce Vehicle gross profit was primarily due to an increase in ecommerce units sold.

•
Ecommerce Product gross profit increased 213.5% to $ 24.5 million. The increase in ecommerce Product gross profit was primarily attributable to the increase in ecommerce units sold as well as an increase in ecommerce Product gross profit per unit, which increased from $886 to $1,245 per unit.

Ecommerce Gross Profit per Unit

Ecommerce gross profit per unit increased 17.0% to $2,560.

•
Ecommerce Vehicle gross profit per unit increased slightly to $1,315, primarily driven by improvements in reconditioning costs, partially offset by lower sales margins as a result of higher purchase prices of vehicle acquisitions.

•
Ecommerce Product gross profit per unit increased 40.5% to $1,245, primarily driven by higher attachment rates and an increase in the average loan size as a result of a higher average selling price per unit.

Results by Segment

	Three Months Ended September 30,				Nine Months Ended September 30,
	2021	2020 (1)	Change	% Change	2021	2020 (1)	Change	% Change

	(in thousands, except unit data)				(in thousands, except unit data)
Units:
Ecommerce	19,683	8,823	10,860	123.1%	53,455	23,466	29,989	127.8%
Wholesale	9,760	6,166	3,594	58.3%	28,421	14,110	14,311	101.4%
TDA	1,749	1,463	286	19.5%	5,107	5,608	(501)	(8.9)%
Total units	31,192	16,452	14,740	89.6%	86,983	43,184	43,799	101.4%

Revenue:
Ecommerce	$701,678	$221,761	$479,917	216.4%	$1,703,649	$630,501	$1,073,148	170.2%
Wholesale	131,306	63,972	67,334	105.3%	377,438	170,469	206,969	121.4%
TDA	60,582	36,955	23,627	63.9%	158,928	149,858	9,070	6.1%
All Other (2)	3,190	317	2,873	906.3%	9,749	1,043	8,706	834.7%
Total revenue	$896,756	$323,005	$573,751	177.6%	$2,249,764	$951,871	$1,297,893	136.4%
Gross profit:
Ecommerce	$50,383	$19,304	$31,079	161.0%	$131,859	$40,789	$91,070	223.3%
Wholesale	2,103	3,343	(1,240)	(37.1)%	10,337	1,506	8,831	586.4%
TDA	3,805	2,675	1,130	42.2%	9,743	8,799	944	10.7%
All Other (2)	1,798	123	1,675	1,361.8%	5,454	345	5,109	1,480.9%
Total gross profit	$58,089	$25,445	$32,644	128.3%	$157,393	$51,439	$105,954	206.0%
Gross profit per unit (3):
Ecommerce	$2,560	$2,188	$372	17.0%	$2,467	$1,738	$729	41.9%
Wholesale	$215	$542	$(327)	(60.3)%	$364	$107	$257	240.2%
TDA	$2,175	$1,828	$347	19.0%	$1,907	$1,569	$338	21.5%

(1)
We reclassified other revenue and gross profit related to the vehicle repair service at TDA from the TDA reportable segment to the “All Other” category to conform to current year presentation.
(2)
All Other revenues and gross profit consist of the CarStory business and vehicle repair services at TDA.
(3)
Gross profit per unit metrics exclude the CarStory business and vehicle repair services at TDA.

Total Units

Total units sold increased 89.6% to 31,192.

•
Ecommerce units sold increased 123.1% to 19,683, as discussed above.

•
Wholesale units sold increased 58.3% to 9,760, primarily driven by an increase in wholesale units purchased from consumers, a higher number of trade-in vehicles associated with the increase in the number of ecommerce units sold and strong wholesale market demand for used vehicles.

•
TDA units sold increased 19.5% to 1,749, primarily due to strong market demand generally for used vehicles and higher inventory levels.

Total Revenue

Total revenue increased 177.6% to $896.8 million.

•
Ecommerce revenue increased 216.4% to $701.7 million, as discussed above.

•
Wholesale revenue increased 105.3% to $131.3 million. The increase in wholesale revenue was primarily attributable to the increase in wholesale units sold as well as a higher average selling price per unit, which increased from $10,375 to $13,453, primarily attributable to market appreciation.

•
TDA revenue increased 63.9% to $60.6 million, primarily due to a higher average selling price per unit, which increased from $24,316 to $33,474 as well as the increase in TDA units sold.

Total Gross Profit

Total gross profit increased 128.3% to $58.1 million.

•
Ecommerce gross profit increased 161.0% to $50.4 million, as discussed above.

•
Wholesale gross profit decreased 37.1% to $2.1 million. Wholesale gross profit decreased primarily due to a lower Wholesale gross profit per unit of $327, partially offset by an increase in wholesale units sold.

•
TDA gross profit increased 42.2% to $3.8 million. TDA gross profit increased primarily due to an increase in TDA gross profit per unit of $347 as well as an increase in TDA units sold.

Gross Profit per Unit

•
Ecommerce gross profit per unit increased 17.0% to $2,560, as discussed above.

•
Wholesale gross profit per unit decreased 60.3% to $215 as a result sales margin compression due to unfavorable wholesale price movements, which declined during the first half of the third quarter of 2021.

•
TDA gross profit per unit increased 19.0% to $2,175 driven by increased TDA product gross profit per unit of $221, primarily due to improvements in inbound logistics costs and increased TDA vehicle gross profit per unit of $126, primarily due to an increase in the average loan size as a result of a higher average selling price per unit.

SG&A

	Three Months Ended September 30,				Nine Months Ended September 30,
	2021	2020	Change	% Change	2021	2020	Change	% Change

	(in thousands)				(in thousands)
Compensation & benefits	$53,900	$22,881	$31,019	135.6%	$145,580	$63,821	$81,759	128.1%
Marketing expense	35,214	15,341	19,873	129.5%	88,267	44,829	43,438	96.9%
Outbound logistics	22,717	8,500	14,217	167.3%	57,987	19,762	38,225	193.4%
Occupancy and related costs	4,635	2,610	2,025	77.6%	12,599	7,574	5,025	66.3%
Professional fees	7,694	1,773	5,921	334.0%	15,951	5,697	10,254	180.0%
Other	24,558	10,022	14,536	145.0%	61,098	25,735	35,363	137.4%
Total selling, general & administrative expenses	$148,718	$61,127	$87,591	143.3%	$381,482	$167,418	$214,064	127.9%

Selling, general and administrative expenses increased 143.3% to $148.7 million. The increase was primarily due to:

•
$31.0 million increase in compensation and benefits due to an increase in headcount and an increase in variable fees for third-party sales and sales support providers as a result of an increase in units sold;

•
$19.9 million increase in marketing expense as we expanded our national broad-reach brand advertising, produced new commercials, and increased performance and online marketing as we continue to grow our listed inventory;

•
$14.2 million increase in outbound logistics costs primarily attributable to the growth in ecommerce units sold, which increased outbound logistics costs by $10.5 million, and increases in market rates of logistics providers, which increased outbound logistics costs by $3.7 million;

•
$5.9 million increase in professional fees primarily related to acquisition related costs incurred in connection with the definitive agreement to acquire UACC, as well as increased consulting expenses in the marketing and engineering departments; and

•
$14.5 million increase in other selling, general and administrative expenses primarily related to volume-based fees for software licenses and other variable expenses as our business continues to scale as well as additional insurance costs associated with being a publicly traded company and growing inventory.

We expect selling, general and administrative expenses to increase in the future as we continue to scale our business, integrate and invest in UACC, invest in and improve our customer experience, and continue expanding our proprietary logistics and reconditioning networks.

Loss from Operations and Net Loss

Loss from operations increased 154.9% to $94.0 million. Net loss increased 159.2% to $98.1 million.

Non-GAAP Financial Measures

In addition to our results determined in accordance with U.S. GAAP, we believe the following non-GAAP financial measures are useful in evaluating our operating performance: EBITDA, Adjusted EBITDA, Adjusted loss from operations, Non-GAAP net loss, Non-GAAP net loss per share and Non-GAAP net loss per share, as adjusted. These non-GAAP financial measures have limitations as analytical tools in that they do not reflect all of the amounts associated with our results of operations as determined in accordance with U.S. GAAP. Because of these limitations, these non-GAAP financial measures should be considered along with other operating and financial performance measures presented in accordance with U.S. GAAP. The presentation of these non-GAAP financial measures is not intended to be considered in isolation or as a substitute for, or superior to, financial information prepared and presented in accordance with U.S. GAAP. We have reconciled all non-GAAP financial measures with the most directly comparable U.S. GAAP financial measures.

EBITDA, Adjusted EBITDA, Adjusted loss from operations, Non-GAAP net loss, Non-GAAP net loss per share and Non-GAAP net loss per share, as adjusted are supplemental performance measures that our management uses to assess our operating performance and the operating leverage in our business. Because EBITDA, Adjusted EBITDA, Adjusted loss from operations, Non-GAAP net loss, Non-GAAP net loss per share and Non-GAAP net loss per share, as adjusted, facilitate internal comparisons of our historical operating performance on a more consistent basis, we use these measures for business planning purposes.

EBITDA and Adjusted EBITDA

We calculate EBITDA as net loss before interest expense, interest income, income tax expense and depreciation and amortization expense and we calculate Adjusted EBITDA as EBITDA adjusted to exclude the one-time, IPO related acceleration of non-cash stock-based compensation expense, the one-time, IPO related non-cash revaluation of a preferred stock warrant and costs related to our acquisition of UACC. The following table presents a reconciliation of EBITDA and Adjusted EBITDA to net loss, which is the most directly comparable U.S. GAAP measure:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2021	2020	2021	2020

	(in thousands)		(in thousands)
Net loss	$(98,122)	$(37,850)	$(241,118)	$(142,137)
Adjusted to exclude the following:
Interest expense	7,028	2,259	14,720	6,382
Interest income	(2,930)	(1,289)	(7,288)	(3,960)
Provision for income taxes	29	33	379	138
Depreciation and amortization expense	3,469	1,196	9,497	3,255
EBITDA	$(90,526)	$(35,651)	$(223,810)	$(136,322)
One-time IPO related acceleration of non-cash stock-based compensation	—	—	—	1,262
One-time IPO related non-cash revaluation of preferred stock warrant	—	—	—	20,470
Acquisition related costs	3,412	—	3,412	—
Adjusted EBITDA	$(87,114)	$(35,651)	$(220,398)	$(114,590)

Adjusted loss from Operations

We calculate Adjusted loss from operations as loss from operations adjusted to exclude the one-time, IPO related acceleration of non-cash stock-based compensation expense and costs related to our acquisition of UACC. The following table presents a reconciliation of Adjusted loss from operations to loss from operations, which is the most directly comparable U.S. GAAP measure:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2021	2020	2021	2020
	(in thousands)		(in thousands)
Loss from operations	$(94,005)	$(36,873)	$(233,365)	$(119,218)
Add: One-time IPO related acceleration of non-cash stock based compensation	—	—	—	1,262
Add: Acquisition related costs	3,412	—	3,412	—
Adjusted loss from operations	$(90,593)	$(36,873)	$(229,953)	$(117,956)

Non-GAAP net loss, Non-GAAP net loss per share and Non-GAAP net loss per share, as adjusted

We calculate Non-GAAP net loss as net loss adjusted to exclude the one-time, IPO related acceleration of non-cash stock-based compensation expense, the one-time, IPO related non-cash revaluation of a preferred stock warrant and costs related to our acquisition of UACC. We calculate Non-GAAP net loss per share as Non-GAAP net loss divided by weighted average number of shares outstanding. The following table presents a reconciliation of Non-GAAP net loss and Non-GAAP net loss per share to net loss and net loss per share, which are the most directly comparable U.S. GAAP measures:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2021	2020	2021	2020
	(in thousands, except share and per share amounts)
Net loss	$(98,122)	$(37,850)	$(241,118)	$(142,137)
Net loss attributable to common stockholders	$(98,122)	$(37,850)	$(241,118)	$(142,137)
Add: One-time IPO related acceleration of non-cash stock based compensation	—	—	—	1,262
Add: One-time IPO related non-cash revaluation of preferred stock warrant	—	—	—	20,470
Add: Acquisition related costs	3,412	—	3,412	—
Non-GAAP net loss	$(94,710)	$(37,850)	$(237,706)	$(120,405)

Weighted-average number of shares outstanding used to compute net loss per share, basic and diluted	136,766,015	121,123,472	136,256,901	53,731,475

Net loss per share, basic and diluted	$(0.72)	$(0.31)	$(1.77)	$(2.65)
Impact of one-time IPO related acceleration of non-cash stock based compensation	—	—	—	0.02
Impact of one-time IPO related non-cash revaluation of preferred stock warrant	—	—	—	0.38
Impact of acquisition related costs	0.02	—	0.03	—
Non-GAAP net loss per share, basic and diluted	$(0.70)	$(0.31)	$(1.74)	$(2.25)
Non-GAAP net loss per share, as adjusted, basic and diluted(a)	$(0.70)	$(0.29)	$(1.74)	$(0.93)

(a)Non-GAAP net loss per share, as adjusted has been computed to give effect to, as of the beginning of each period presented, (i) the shares of common stock issued in connection with our IPO, (ii) the automatic conversion of all outstanding shares of redeemable convertible preferred stock into shares of common stock that occurred upon the consummation of our IPO and (iii) the shares of common stock issued with our follow-on public offering. The computation of Non-GAAP net loss per share, as adjusted is as follows:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2021	2020	2021	2020
	(in thousands, except share and per share amounts)
Non-GAAP net loss	$(94,710)	$(37,850)	$(237,706)	$(120,405)
Non-GAAP net loss, as adjusted	$(94,710)	$(37,850)	$(237,706)	$(120,405)

Weighted-average number of shares outstanding used to compute net loss per share, basic and diluted	136,766,015	121,123,472	136,256,901	53,731,475
Add: unweighted adjustment for common stock issued in connection with IPO	—	—	—	24,437,500
Add: unweighted adjustment for conversion of redeemable convertible preferred stock in connection with IPO	—	—	—	85,533,394
Add: unweighted adjustment for common stock issued in connection with follow-on public offering	—	10,800,000	—	10,800,000
Less: Adjustment for the impact of the above items already included in weighted-average number of shares outstanding for the periods presented	—	(1,760,869)	—	(44,897,573)
Weighted-average number of shares outstanding used to compute net loss per share, as adjusted, basic and diluted	136,766,015	130,162,603	136,256,901	129,604,796

Non-GAAP net loss per share, as adjusted, basic and diluted	$(0.70)	$(0.29)	$(1.74)	$(0.93)

Financial Outlook

For the full year 2021, we continue to expect triple digit year-over-year growth in ecommerce unit sales and more than 200% year-over-year growth in aggregate gross profit. For the fourth quarter 2021, we expect the following results:

•
Ecommerce unit sales of 20,000 to 20,500, implying year over year growth of 84% at the mid-point of the guidance range.

•
Average ecommerce selling price per unit of $35,000 to $36,000 and average ecommerce gross profit per unit of $2,100 to $2,300.

•
Wholesale unit sales of 6,500 to 7,500, average selling price per unit of $13,000 to $14,000 and average gross profit per unit of $550 to $750.

•
TDA unit sales of 1,500 to 1,600, average selling price per unit of $35,000 to $36,000 and average gross profit per unit of $1,800 to $2,000.

•
Total revenue of $865 to $900 million.

•
Total gross profit of $50 to $58 million.

•
Adjusted EBITDA* of $(104) to $(95) million.

•
Stock-based compensation expense of $4.2 million.

•
Net loss per share, as adjusted* of $(0.77) to $(0.70).

*A reconciliation of non-GAAP guidance measures to corresponding GAAP measures for our fourth quarter 2021 Financial Outlook is not available on a forward-looking basis without unreasonable effort due to the uncertainty regarding, and the potential variability of, these costs and expenses that may be incurred in the future. We have provided a reconciliation of GAAP to non-GAAP financial measures for the third quarter 2021 in the reconciliation table in the Non-GAAP Financial Measures section above.

We expect the following number of GAAP weighted average shares outstanding for the fourth quarter and the full year 2021:

	Quarter	YTD
2021	136,897,954	136,417,164

These estimates exclude any shares potentially issuable under stock-based compensation plans.

The foregoing estimates are forward-looking statements that reflect the Company’s expectations as of November 9, 2021 and are subject to substantial uncertainty. See “Forward-Looking Statements” below.

Conference Call & Webcast Information

Vroom management will discuss these results and other information regarding the Company during a conference call and audio webcast Wednesday, November 10, 2021 at 8:30 a.m. ET.

The conference call can be accessed via telephone by dialing 1-833-519-1297 (or 914-800-3868 for international access) and entering the conference ID 5685139. A live audio webcast will also be available at ir.vroom.com. An archived webcast of the conference call will be accessible on the website within 48 hours of its completion.

About Vroom (NASDAQ: VRM)

Vroom is an innovative, end-to-end ecommerce platform that offers a better way to buy and a better way to sell used vehicles. The Company’s scalable, data-driven technology brings all phases of the vehicle buying and selling process to consumers wherever they are and offers an extensive selection of vehicles, transparent pricing, competitive financing, and contact-free, at-home pick-up and delivery. For more information visit www.vroom.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements contained in this press release that do not relate to matters of historical fact should be considered forward-looking statements, including without limitation statements regarding our expectations regarding our business strategy and plans, including our ability to integrate and develop United Auto Credit Corporation into a captive finance operation, as well as our ability to scale our business, grow inventory, expand reconditioning capacity, invest in logistics and improve our end-to-end customer experience, and for future results of operations and financial position, including our ability to improve our unit economics and our outlook for the fourth quarter and the year ended December 31, 2021. These statements are based on management’s current assumptions and are neither promises nor guarantees, but involve known and unknown risks, uncertainties and other important factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. For factors that could cause actual results to differ materially from the forward-looking statements in this press release, please see the risks and uncertainties identified under the heading "Risk Factors" in our Annual Report on Form 10-K for the year ended December 31, 2020, as updated by our Quarterly report on Form 10-Q for the quarter ended September 30, 2021, each of which is available on our Investor Relations website at ir.vroom.com and on the SEC website at www.sec.gov. All forward-looking statements reflect our beliefs and assumptions only as of the date of this press release. We undertake no obligation to update forward-looking statements to reflect future events or circumstances.

Investor Relations:

Vroom

Allen Miller

investors@vroom.com

Media Contact:

Moxie Communications Group

Alyssa Galella

vroom@moxiegrouppr.com

(562) 294-6261

VROOM, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands, except share and per share amounts)

(unaudited)

	As of	As of
	September 30,	December 31,
	2021	2020
ASSETS
Current Assets:
Cash and cash equivalents	$1,326,543	$1,056,213
Restricted cash	69,574	33,826
Accounts receivable, net of allowance of $4,937 and $2,803, respectively	89,900	60,576
Inventory	601,753	423,647
Prepaid expenses and other current assets	62,390	23,617
Total current assets	2,150,160	1,597,879
Property and equipment, net	30,559	15,092
Intangible assets, net	29,762	34
Goodwill	158,817	78,172
Operating lease right-of-use assets	16,994	17,137
Other assets	23,251	15,742
Total assets	$2,409,543	$1,724,056
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities:
Accounts payable	$59,522	$32,925
Accrued expenses	104,694	59,405
Vehicle floorplan	441,473	329,231
Deferred revenue	64,087	24,822
Operating lease liabilities, current	6,872	6,052
Other current liabilities	66,904	30,275
Total current liabilities	743,552	482,710
Convertible senior notes	609,811	—
Operating lease liabilities, excluding current portion	11,325	12,093
Other long-term liabilities	4,204	2,151
Total liabilities	1,368,892	496,954
Commitments and contingencies (Note 10)
Stockholders’ equity:
Common stock, $0.001 par value; 500,000,000 shares authorized as of September 30, 2021 and December 31, 2020; 136,897,954 and 134,043,969 shares issued and outstanding as of September 30, 2021 and December 31, 2020, respectively	135	132
Additional paid-in-capital	2,059,505	2,004,841
Accumulated deficit	(1,018,989)	(777,871)
Total stockholders’ equity	1,040,651	1,227,102
Total liabilities and stockholders’ equity	$2,409,543	$1,724,056

VROOM, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except share and per share amounts)

(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2021	2020	2021	2020
Revenue:
Retail vehicle, net	$735,716	$249,518	$1,798,155	$754,380
Wholesale vehicle	131,306	63,972	377,438	170,469
Product, net	26,544	9,198	64,422	25,979
Other	3,190	317	9,749	1,043
Total revenue	896,756	323,005	2,249,764	951,871
Cost of sales	838,667	297,560	2,092,371	900,432
Total gross profit	58,089	25,445	157,393	51,439
Selling, general and administrative expenses	148,718	61,127	381,482	167,418
Depreciation and amortization	3,376	1,191	9,276	3,239
Loss from operations	(94,005)	(36,873)	(233,365)	(119,218)
Interest expense	7,028	2,259	14,720	6,382
Interest income	(2,930)	(1,289)	(7,288)	(3,960)
Revaluation of preferred stock warrant	—	—	—	20,470
Other income, net	(10)	(26)	(58)	(111)
Loss before provision for income taxes	(98,093)	(37,817)	(240,739)	(141,999)
Provision for income taxes	29	33	379	138
Net loss	$(98,122)	$(37,850)	$(241,118)	$(142,137)
Net loss per share attributable to common stockholders, basic and diluted	$(0.72)	$(0.31)	$(1.77)	$(2.65)
Weighted-average number of shares outstanding used to compute net loss per share attributable to common stockholders, basic and diluted	136,766,015	121,123,472	136,256,901	53,731,475

VROOM, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands)

(unaudited)

	Nine Months Ended September 30,
	2021	2020
Operating activities
Net loss	$(241,118)	$(142,137)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	9,497	3,255
Amortization of debt issuance costs	1,784	656
Stock-based compensation expense	9,754	8,930
Provision to record inventory at lower of cost or net realizable value	5,625	2,917
Revaluation of preferred stock warrant	—	20,470
Other	4,874	1,331
Changes in operating assets and liabilities:
Accounts receivable	(32,936)	(4,297)
Inventory	(183,731)	(96,582)
Prepaid expenses and other current assets	(39,356)	(6,639)
Other assets	(7,390)	(2,246)
Accounts payable	26,144	10,478
Accrued expenses	43,512	15,679
Deferred revenue	39,227	(24)
Other liabilities	38,655	5,335
Net cash used in operating activities	(325,459)	(182,874)
Investing activities
Purchase of property and equipment	(18,786)	(5,057)
Acquisition of business, net of cash acquired	(75,875)	—
Net cash used in investing activities	(94,661)	(5,057)
Financing activities
Proceeds from vehicle floorplan	1,901,457	842,865
Repayments of vehicle floorplan	(1,789,215)	(767,359)
Payment of vehicle floorplan upfront commitment fees	—	(1,125)
Proceeds from issuance of convertible senior notes	625,000	—
Issuance costs paid for convertible senior notes	(16,129)	—
Proceeds from the issuance of redeemable convertible preferred stock, net	—	21,694
Repurchase of common stock	—	(1,818)
Common stock shares withheld to satisfy employee tax withholding obligations	—	(2,915)
Proceeds from the issuance of common stock in connection with IPO, net of underwriting discount	—	504,023
Payments of costs related to IPO	—	(6,791)
Proceeds from the issuance of common stock in connection with follow-on public offering, net of underwriting discount	—	569,471
Payments of costs related to follow-on public offering	—	(196)
Proceeds from exercise of stock options	5,085	133
Other financing activities	—	(315)
Net cash provided by financing activities	726,198	1,157,667
Net increase in cash, cash equivalents and restricted cash	306,078	969,736
Cash, cash equivalents and restricted cash at the beginning of period	1,090,039	219,587
Cash, cash equivalents and restricted cash at the end of period	$1,396,117	$1,189,323